UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 13, 2006

TEEKA TAN PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-109548	13-4204191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5499 North Federal Highway, Suite D, Boca Raton, Florida 33487

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (561) 989-3600

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

On March 13, 2006, the Company entered into an agreement with Nidaria Technology Ltd. providing Teeka Tan with exclusive distribution rights for Nidaria’s Safe Sea sun care products in the United States, Mexico and Caribbean for a period of five years. Safe Sea is a patented jelly fish sting protective lotion which helps prevent against the stinging of most jelly fish, man-of-war, sea lice, sea nettle and fire corals. The product has been distributed in various parts of the world since 2001.

Under the terms of the agreement, Teeka Tan is required to satisfy minimum purchase requirements over the five-year term and is obligated to provide a license fee of between $45,000 and $75,000 per year in order to maintain exclusivity. The Company is also required to undertake a substantial marketing budget through a range of activities during the term of the agreement. Teeka Tan has also granted Nidaria a warrant to purchase up to 1,000,000 shares of Teeka Tan’s common stock at a price per share of $0.05. The warrant term extends for five years.

Item 9.01	Financial Statements And Exhibits.

(d)	Exhibits.

10.15	Exclusive Distribution Agreement

99.1	Press Release dated March 13, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEALTH, INC.

By:	/s/ Brian S. John
Brian S. John, President

DATED: March 14, 2006